FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 12th day of May, 1999 (this "Amendment"), is made among PENN-AMERICA GROUP, INC, a Pennsylvania corporation (the "Borrower"), the banks and financial institutions from time to time party to the Credit Agreement (as defined herein) (collectively, the "Lenders"), and FIRST UNION NATIONAL BANK ("First Union"), as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS

         A. The Borrower, the Lenders and the Agent are parties to a Credit Agreement, dated as of September 28, 1998 (as amended, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

         B. The Borrower has requested certain amendments to the Credit Agreement, and the Lenders have agreed to effect such amendments and waivers, effective as of March 31, 1999, upon the terms and conditions set forth herein.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   AMENDMENTS

         1.1 Margin Regulations. Section 5.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                           5.9 Margin Regulations. Neither the Borrower nor any
                  of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock (other than Borrower Margin Stock purchased in accordance with Section 8.6), to extend credit for such purpose or for any other purpose that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

         1.2 Statutory Surplus. Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                           7.6 Statutory Surplus. The Borrower will not permit
                  the Combined Statutory Capital and Surplus of the Insurance Subsidiaries, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 30, 1998, to be less than (i) the greater of (A) 90% of Combined Statutory and Capital Surplus as of June 30, 1998 or (B) $78,000,000, plus 50% of the aggregate (without duplication) of the increases in the stated capital and additional paid-in capital accounts of the Insurance Subsidiaries occurring after June 30, 1998, as determined in each case in accordance with SAP, minus (ii) the aggregate amount (without duplication) (up to a maximum of $10,000,000) of dividends paid by the Insurance Subsidiaries to the Borrower, the proceeds of which were used directly to fund stock repurchases by the Borrower occurring between June 30, 1998 and September 30, 1999.

         1.3 Compliance Certificate. Part C of Attachment A to Exhibit C-2 to the Credit Agreement (Form of SAP Compliance Certificate) is hereby amended and restated as set forth on Exhibit A hereto.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants to the Agent and each Lender as follows:

         2.1 Representations and Warranties. After giving effect to this Amendment, each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

         2.2 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

                                  ARTICLE III


                                 EFFECTIVE DATE

         This Amendment shall be effective as of March 31, 1999.



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
                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

         4.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).

         4.3 Expenses. The Borrower agrees to pay upon demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent and each Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

         4.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

         4.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         4.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

         4.7 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.


                        PENN-AMERICA GROUP, INC.


                        By:      /s/ Rosemary Ferrero

                        Title:   Vice President of Finance


                        FIRST UNION NATIONAL BANK,
                          as Agent and as Lender


                        By:      /s/ Thomas L. Stitchberry

                        Title:   Senior Vice President


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


                                    EXHIBIT A
                                       TO
                       FIRST AMENDMENT TO CREDIT AGREEMENT

                        C. Statutory Capital and Surplus
                      (Section 7.6 of the Credit Agreement)


(1)      Combined Statutory Capital and Surplus as
         of the date of determination                                 $
                                                                       =========

(2)      Minimum Combined Statutory Capital and
         Surplus

         (a)      90% of the Combined Statutory
                  Capital and Surplus as of 6/30/98      $_________

         (b)      $78,000,000 plus 50% of aggregate
                  increases in capital for the
                  Insurance Subsidiaries occurring
                  after June 30, 1998                    $_________

         (c)      Greater of Lines 2(a) and 2(b)         $_________

         (d)      Amount of dividends paid by the
                  Insurance Subsidiaries to the
                  Borrower, the proceeds of which
                  were used directly to fund stock
                  repurchases by the Borrower
                  occurring between 6/30/98 and
                  9/30/99(1)                             $_________

         (e)      Minimum Combined Statutory Capital
                  and Surplus: Subtract Line 2(d)
                  from Line 2(c)                                       $
                                                                       =========






____________________________
1   Shall not be greater than $10,000,000.


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